As filed with the Securities and Exchange Commission on September 23, 1998
                                                    Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                           NEW CENTURY ENERGIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                       84-1334327
(State of Incorporation)                     (IRS Employer Identification No.)

                                1225 17th Street
                             Denver, Colorado 80202
                                 (303) 571-7511
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Richard C. Kelly
              Executive Vice President and Chief Financial Officer
                           New Century Energies, Inc.
                                1225 17th Street
                             Denver, Colorado 80202
                                 (303) 571-7511
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                   Copies to:
                               Gary W. Wolf, Esq.
                             Cahill Gordon & Reindel
                               Eighty Pine Street
                             New York, NY 10005-1702
                                 (212) 701-3000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-40361
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                        CALCULATION OF REGISTRATION FEE
=====================================================================================================================
  Title of Each Class of     Amount to Be       Proposed Maximum           Proposed Maximum           Amount of
Securities to Be Registered   Registered       Offering Price Per         Aggregate Offering       Registration Fee
                                                    Share(1)                   Price(1)                  (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock ($1 par value)     558,908             $46.9375                $26,233,744.30              $7,739
                                shares
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase
   Rights(2)                                           N/A                        N/A                    N/A
=====================================================================================================================


This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

(1) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices for the Common Stock of New Century Energies, Inc. on September 21, 1998, as reported on the New York Stock Exchange Composite Tape.

(2) Each share of Common Stock will have associated with it one right to purchase one one-hundredth of a share of the Company's preferred stock at a stipulated price in certain circumstances. No separate consideration will be received for the Preferred Stock Purchase Rights.

-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-40361) filed by New Century Energies, Inc. with the Securities and Exchange Commission on November 17, 1997, which was declared effective by the Commission on November 21, 1997, are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 22, 1998.

                              NEW CENTURY ENERGIES, INC.


                              By   /s/  Richard C. Kelly
                                   ---------------------------------------
                                   Name: Richard C. Kelly
                                   Title: Executive Vice President and
                                            Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                                 Date
---------                                  -----                                                 ----

/s/ Bill D. Helton                         Chairman of the Board and Chief                September 22, 1998
-------------------------------------      Executive Officer (Principal
Name: Bill D. Helton                       Executive Officer)

/s/ Wayne H. Brunetti                      Vice Chairman of the Board,                    September 22, 1998
-------------------------------------      President, Chief Operating Officer
Name: Wayne H. Brunetti                    and Director

/s/ Richard C. Kelly                       Executive Vice President and Chief             September 22, 1998
-------------------------------------      Financial Officer (Principal
Name: Richard C. Kelly                     Financial Officer)

/s/ Teresa S. Madden                       Controller                                     September 22, 1998
-------------------------------------
Name: Teresa S. Madden

-------------------------------------      Director                                       September    , 1998
Name: C. Coney Burgess

/s/ Danny H. Conklin                       Director                                       September 22, 1998
-------------------------------------
Name: Danny H. Conklin





/s/ Giles M. Forbess                       Director                                       September 22, 1998
-------------------------------------
Name: Giles M. Forbess

/s/ Gayle L. Greer                         Director                                       September 22, 1998
-------------------------------------
Name: Gayle L. Greer

/s/ R. R. Hemminghaus                      Director                                       September 22, 1998
-------------------------------------
Name: R. R. Hemminghaus

/s/ A. Barry Hirschfeld                    Director                                       September 22, 1998
-------------------------------------
Name: A. Barry Hirschfeld

/s/ J. Howard Mock                         Director                                       September 22, 1998
-------------------------------------
Name: J. Howard Mock

/s/ Will F. Nicholson                      Director                                       September 22, 1998
-------------------------------------
Name: Will F. Nicholson, Jr.

/s/ J. Michael Powers                      Director                                       September 22, 1998
-------------------------------------
Name: J. Michael Powers

/s/ Rodney E. Slifer                       Director                                       September 22, 1998
-------------------------------------
Name: Rodney E. Slifer

/s/ W. Thomas Stephens                     Director                                       September 22, 1998
-------------------------------------
Name: W. Thomas Stephens

/s/ Robert G. Tointon                      Director                                       September 22, 1998
-------------------------------------
Name: Robert G. Tointon

                                  EXHIBIT INDEX

Exhibit
Number                               Exhibit

*5         Opinion of Counsel for the Registrant.

*15 Letter of Arthur Andersen LLP on Unaudited Financial Information of the Company.

*23(a)     Consent of Arthur Andersen LLP.

23(b)      Consent of Counsel for the Registrant (included in Exhibit 5).


* Filed herewith